SCHEDULE 14A INFORMATION
              Proxy Statement Pursuant to Section 14(a) of the Securities
                                 Exchange Act of 1934

          Filed by the Registrant [x]
          Filed by a Party other than the Registrant [ ]
          Check the appropriate box:

          [x]  Preliminary Proxy Statement*
          [ ]  Definitive Proxy Statement
          [ ]  Definitive Additional Materials
          [ ]  Soliciting Material Pursuant to Section 240.14a-11(c) or
               Section 240.14a-12
               *Revised

                             Petroleum Helicopters, Inc.

                   (Name of Registrant as Specified In Its Charter)

                             Petroleum Helicopters, Inc.

                      (Name of Person(s) Filing Proxy Statement)

          Payment of Filing Fee (Check the appropriate box):

          [x]  $125 per Exchange Act Rules 0-11(c)(1)(ii),  14a-6(i)(1), or
               14a-6(j)(2).*
          [ ] $500 per each party to the controversy pursuant to Exchange Act Rule 14a-6(i)(3).
          [ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

               1) Title of each class of securities to which transaction applies:

               2) Aggregate number of securities to which transaction applies:

               3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11:<FN1>

               4)   Proposed maximum aggregate value of transaction:



          *    Previously filed
       <FN1>   Set forth the amount  on  which the filing fee is calculated and state how it was determined.

          [ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

               1)   Amount Previously Paid:

                    _____________________________

               2)   Form, Schedule or Registration Statement No.:

                    _____________________________

               3)   Filing Party:

                    _____________________________

               4)   Date Filed:

                    _____________________________

                                                 REVISED PRELIMINARY COPIES


                             PETROLEUM HELICOPTERS, INC.

                                5728 Jefferson Highway
                                    P.O. Box 23502
                             New Orleans, Louisiana 70183

                       NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

               To   the   Holders  of  Voting  Common  Stock  of  Petroleum
          Helicopters, Inc.:

               The annual meeting of stockholders of Petroleum Helicopters, Inc. ("PHI") will be held at PHI's offices, 5728 Jefferson Highway, New Orleans, Louisiana, on Wednesday, September 28, 1994, at 10:00 a.m., New Orleans time, to:

               1.   Elect directors.

               2. Consider and vote upon a proposal to change PHI's state of incorporation from the State of Delaware to the State of Louisiana by adopting an Agreement of Merger dated August ___, 1994.

               3. Transact such other business as may properly come before the meeting or any adjournments thereof.

               Only holders of record of PHI's voting common stock at the close of business on August 1, 1994, are entitled to notice of and to vote at the annual meeting.

               PLEASE SIGN AND DATE THE ENCLOSED PROXY AND RETURN IT IN THE
          ACCOMPANYING ENVELOPE AS PROMPTLY AS  POSSIBLE.   A  PROXY MAY BE
          REVOKED AT ANY TIME PRIOR TO THE VOTING THEREOF.

                                      By Order of the Board of Directors



                                           Robert D. Cummiskey, Jr.
                                                  Secretary
          New Orleans, Louisiana
          August ___, 1994

                                        REVISED PRELIMINARY COPIES

                              PETROLEUM HELICOPTERS, INC.

                                5728 Jefferson Highway
                                    P.O. Box 23502
                             New Orleans, Louisiana 70183

                                   August ___, 1994


                                   PROXY STATEMENT

               This Proxy Statement is furnished to holders of voting common stock ("Voting Common Stock") of Petroleum Helicopters, Inc. ("PHI") in connection with the solicitation on behalf of its Board of Directors (the "Board") of proxies for use at the annual meeting of stockholders of PHI to be held on Wednesday, September 28, 1994 at the time and place set forth in the accompanying notice and at any adjournments thereof (the "Meeting").

               Only stockholders of record of Voting Common Stock at the close of business on August 1, 1994 (the "Record Date") are entitled to notice of and to vote at the Meeting. On that date, PHI had outstanding 3,278,068 shares of Voting Common Stock, each of which is entitled to one vote.

               The enclosed proxy may be revoked by the stockholder at any time prior to the exercise thereof by filing with PHI's Secretary a written revocation or duly executed proxy bearing a later date. A stockholder who votes in person at the Meeting in a manner inconsistent with a proxy previously filed on the stockholder's behalf will be deemed to have revoked such proxy as it relates to the matter voted upon in person.

               This Proxy Statement is first being mailed to stockholders on or about August ___, 1994, and the cost of soliciting proxies in the enclosed form will be borne by PHI. In addition to the use of the mails, proxies may be solicited by personal interview, telephone and telegraph. Banks, brokerage houses and other nominees or fiduciaries will be requested to forward the soliciting material to their principals and to obtain authorization for the execution of proxies, and PHI will, upon request, reimburse them for their expenses in so acting.


                                ELECTION OF DIRECTORS

               PHI's By-laws establish the number of directors to be elected at the Meeting at four, and proxies cannot be voted for a greater number of persons. Unless authority is withheld, the persons named in the enclosed proxy will vote the shares represented by the proxies received by them for the election of the four persons named below to serve until the next annual meeting and until their successors are duly elected and qualified. In the unanticipated event that one or more nominees cannot be a candidate at the Meeting, the By-laws provide that the number of authorized directors will be automatically reduced by the number of such nominees unless the Board determines otherwise, in which case proxies will be voted in favor of such other nominees as may be designated by the Board.

               The following table sets forth certain information as of the Record Date with respect to each nominee to be proposed on behalf of the Board. Unless otherwise indicated, each person has been engaged in the principal occupation shown for the past five years.


                                                                 Year First
                                                                  Became a
               Name and Age            Principal Occupation       Director

          Carroll W. Suggs, 55     Chairman of the Board and        1989
                                   Chief Executive Officer.<FN1>

          Leonard M. Horner, 67    Private Investments.<FN2>        1992

          Robert E. Perdue, 65     Private Investments;             1990
                                   Consultant to The Boeing
                                   Company (aircraft
                                   manufacturer) and other
                                   aviation companies.<FN3>

          Robert G. Lambert, 64    Consultant; Chairman of the      1994
                                   Board of Directors of
                                   Aviall, Inc. (aviation parts
                                   distributor and provider of
                                   aviation engine repair
                                   services)<FN4>

          _____________________

        <FN1>  Mrs. Suggs became Chief Executive Officer in July  1992  and
               Chairman of the Board in March 1990. From September 1989 until March 1990, Mrs. Suggs served as PHI's Vice Chairman of the Board. Since August 1993, Mrs. Suggs has also served as a director of Varco International, Inc.

        <FN2>  From 1974 to 1991, Mr. Horner served  in  various capacities with Bell Helicopter Textron (helicopter manufacturer), including Chairman, President, Executive Vice President, Senior Vice President-Marketing and Programs, and Vice President-Operations. Prior to 1974, Mr. Horner was employed by United Technologies/Sikorsky Aircraft (helicopter manufacturer) for 17 years.

        <FN3>  Mr. Perdue served The Boeing Company from 1986 until 1989 as
               Vice President-Sales, U.S., Canada and Leasing Companies, and from 1983 until 1986 as Vice President-Sales, Europe and Canada.

        <FN4>  From  1989  through  1992,  Mr.  Lambert  served  as  Senior
               Executive Vice President - Aviation of Ryder System, Inc.

                                _____________________

               No director, nominee or executive officer of PHI has a family relationship with any other such person.

               During fiscal 1994, the Board held six meetings. Each incumbent director of PHI attended at least 75% of the aggregate number of meetings held during fiscal 1994 of the Board and committees of which he or she was a member.

               The Board has a Finance, Audit and Compensation Committee (the "Committee"), the members of which are Messrs. Horner and Perdue. The Committee, which met twice during fiscal 1994, is responsible for making recommendations to the Board concerning the selection and retention of PHI's independent auditors, reviewing the results of audits of PHI by its independent auditors, and discussing audit recommendations with management and reporting the results of its reviews to the Board. The Committee is also responsible for reviewing and making recommendations regarding the compensation of employees, officers, and directors of PHI and administering PHI's 1992 Non-Qualified Stock Option and Stock Appreciation Rights Plan. The Board does not maintain a standing nominating committee.

                      PROPOSAL TO CHANGE STATE OF INCORPORATION

          General

               At the Annual Meeting, the stockholders will be asked to consider and vote upon a change in the state of incorporation of PHI from the State of Delaware to the State of Louisiana (the "Reincorporation Proposal") by adopting an Agreement of Merger (the "Merger Agreement"), which provides for PHI's merger (the "Merger") into a wholly owned subsidiary of PHI recently organized under the laws of Louisiana for that purpose (the "Louisiana Corporation").

               The Merger will not involve any change in the name, business or management of PHI. The Merger, however, will change the law applicable to PHI's corporate affairs from that of Delaware to that of Louisiana, and will result in PHI being governed by the Articles of Incorporation and By-laws of the Louisiana Corporation, which are hereinafter referred to as the "New Charter" and the "New By-laws," respectively. A copy of the New Charter is attached hereto as Exhibit A.

               PHI's capital stock currently consists of voting common stock, $.08 1/3 par value per share (the "Voting Common Stock"), and non-voting common stock, $.08 1/3 par value per share (the "Non-Voting Common Stock," and together with the Voting Common Stock, the "PHI Stock"). Pursuant to the Merger, each issued and outstanding share of Voting Common Stock will be converted into one share of voting common stock, $.10 par value per share, of the Louisiana Corporation (the "New Voting Stock") and each issued and outstanding share of Non-Voting Stock will be converted into one share of Non-Voting Common Stock, $.10 par value per share, of the Louisiana Corporation (the "New Non-Voting Stock," and together with the New Voting Stock, the "New Stock"). As with the relative rights of the Voting Common Stock and Non-Voting Common Stock, the New Voting Stock and New Non-Voting Stock will be identical in all respects, except with respect to voting rights.

               Although the Board believes that the Merger will not significantly change the rights of PHI's stockholders, certain provisions of the New Charter and New By-laws vary from those existing in PHI's current Restated Certificate of Incorporation and By-laws (referred to hereinafter as the "Current Charter" and the "Current By-laws," respectively), the more significant of which are discussed below. There are also numerous differences in Delaware and Louisiana law, the more significant of which are also discussed below. See "Comparative Rights of Stockholders Before and After the Reincorporation."


          Reasons for and Certain Effects of the Reincorporation

               The Board believes that the reincorporation  from  the State of Delaware to the State of Louisiana (the "Reincorporation") is in the best interests of PHI and its stockholders. The discussion below summarizes the reasons that the Board has proposed the Reincorporation and certain effects of the Reincorporation.

               As a Delaware corporation that has its principal offices and operations in Louisiana, PHI must now pay franchise taxes to, and remain in good standing in both states. Although it transacts practically no business in Delaware, PHI currently pays in excess of $60,000 in annual franchise taxes to that state, all of which will be saved by reincorporating in Louisiana, along with other administrative costs associated with remaining in good standing in Delaware. If the Reincorporation is effected, PHI will not incur any additional franchise tax liability in Louisiana.


               The Current Charter authorizes PHI to issue 7,200,000 shares of Voting Common Stock and 7,200,000 shares of Non-Voting Common Stock. Although neither PHI nor the Louisiana Corporation has present plans or arrangements to issue additional stock, the New Charter authorizes the issuance of up to 12,500,000 shares of New Voting Stock and 12,500,000 shares of New Non-Voting Stock in order to facilitate future issuances.

               Under the Current Charter, no shares of preferred stock are authorized; however, the New Charter authorizes the Louisiana Corporation's Board of Directors to issue, without shareholder approval, up to ten million shares of preferred stock. For certain effects of the authorized shares of preferred stock of the Louisiana Corporation, see "Comparative Rights of Stockholders Before and After the Reincorporation -- Authorized Shares of Preferred Stock."

               One of the effects of authorizing additional shares of common stock and authorizing preferred stock may be to enable the Louisiana Corporation's Board of Directors to make more difficult or to discourage an attempt to obtain control of the Louisiana Corporation. The Reincorporation will also increase the likelihood that litigation involving a contest for corporate control or a similar dispute involving the Louisiana Corporation will be brought before courts located in Louisiana, which may be more likely to consider the effects of such litigation on the economy and constituents of Louisiana. PHI's Board is unaware of any pending or threatened tender offers or any other actions to gain corporate control of PHI and assigned no weight to this factor in making its determination to recommend the Reincorporation Proposal to the PHI stockholders. Moreover, PHI's Board does not currently plan to propose any amendments to the New Charter that would make more difficult an attempt to obtain control of the Louisiana Corporation.

          Manner of Effecting the Reincorporation

               The Reincorporation will be effected by merging PHI with and into the Louisiana Corporation under the terms and conditions of the Merger Agreement. At the effective time of the Merger (as defined in the Merger Agreement), the separate existence of PHI will cease and each issued and outstanding share of Voting Common Stock will be converted into one fully paid and nonassessable share of the New Voting Stock, and each issued and outstanding share of Non-Voting Common Stock will be converted into one fully paid and nonassessable share of New Non-Voting Stock, thereby effecting a one-for-one exchange of all of the outstanding shares of PHI Stock. Each outstanding certificate representing shares of Voting Common Stock and Non-Voting Common Stock will continue to represent the same number of shares of New Voting Stock and New Non-Voting Stock, respectively, and it will therefore not be necessary for stockholders of PHI to exchange their existing stock certificates for new certificates. Following the Merger, delivery of existing stock certificates will convey good title to transferees, each of whom will receive a certificate representing shares of New Stock upon cancellation of the old stock certificate. It is anticipated that the New Voting Stock and New Non-Voting Stock will continue to be traded without interruption on the NASDAQ System (Small-Cap Issues).

               Upon approval by PHI's stockholders of the Merger Agreement, the Board of Directors expects to effect the Merger within thirty days after the Annual Meeting (the "Effective Date"). The Merger Agreement, however, provides that the Merger may be abandoned at any time at the discretion of the Board of Directors of either corporation.

               In accordance with Delaware law, appraisal rights will not be available to PHI's stockholders in connection with the Merger.

          No Change in Name, Business or Management

               Upon  the  Effective  Date,  the Louisiana Corporation  will succeed to all PHI's businesses, assets and liabilities, and will conduct its operations in the same name, locations and manner as the businesses of PHI. As stated in the New Charter, the Louisiana Corporation will be authorized to enter into any business activity in which a Louisiana Corporation may lawfully engage, but no changes in PHI's business are currently contemplated. PHI's officers and directors on the Effective Date (after giving effect to the election of directors at the Annual Meeting) will continue to hold the same offices with the Louisiana Corporation as they hold with PHI on such date. All benefit and compensation plans and arrangements of PHI described in this Proxy Statement will be continued by the Louisiana Corporation on the same terms and conditions in effect on the Effective Date.

          Comparative   Rights   of   Stockholders  Before  and  After  the
          Reincorporation

               General. Delaware and Louisiana both have comprehensive corporate statutes governing the affairs of corporations incorporated under their respective laws. In many cases a corporation incorporated under these laws is free, within certain limitations, to elect to be governed by alternate rules, provided these alternate rules are set forth in the corporation's certificate or articles of incorporation, or its by-laws. Although some provisions in the New Charter and New By-laws have substantially similar effects to the provisions of the Current Charter and Current By-laws, the Board elected to change certain of the rules governing the Louisiana Corporation's corporate affairs. Moreover, certain of the rights of the Louisiana Corporation's shareholders will differ from those currently possessed by PHI's stockholders due to requirements imposed by Louisiana law that cannot be modified.

               Some of the material differences between the rights of the Louisiana Corporation's shareholders and the rights of PHI's stockholders are set forth below. It should be understood that the description of these differences is a summary only and does not purport to be a complete description of all the differences in rights.

               Liability of Officers and Directors. Under the laws of both Delaware and Louisiana, stockholders are entitled to bring suit, generally in an action on behalf of the corporation, to recover damages caused by breaches of the duty of care and the duty of loyalty owed to a corporation and its stockholders by directors and, to a certain extent, officers. Both Delaware and Louisiana permit corporations to (i) include provisions in their certificate or articles of incorporation that limit personal liability for monetary damages resulting from breaches of the duty of care, subject to certain exceptions which are the same for each state, and (ii) indemnify officers and directors in certain circumstances for their expenses and liabilities incurred in connection with defending pending or threatened suits, as more fully described below.

               Limitation of Liability. The Current Charter includes a provision that eliminates the personal liability of a director to PHI and its stockholders for monetary damages resulting from breaches of the duty of care to the fullest extent permitted by Delaware law and further provides that any amendment or repeal of this provision will not affect the elimination of liability accorded to any director for acts or omissions occurring prior to such amendment or repeal. The New Charter includes a limitation of liability provision containing virtually identical terms, but the protection has been extended to officers as well as directors, which is permitted under Louisiana but not Delaware law. The New Charter also authorizes the Louisiana Corporation's Board to enter into contracts with directors and officers providing for this limitation of liability. See "-- Indemnification and Insurance."

               Indemnification and Insurance. Under the corporate statutes of Delaware and Louisiana, corporations are permitted, and in some circumstances required, to indemnify, among others, current and prior officers, directors, employees or agents of the corporation for expenses and liabilities incurred by such parties in connection with defending pending or threatened suits instituted against them in their corporate capacities, provided certain specified standards of conduct are determined to have been met. These corporate statutes further permit corporations to grant indemnification rights more expansive than those permitted by statute and to purchase insurance for indemnifiable parties against any liability asserted against or incurred by such parties in their corporate capacities.

               Under Delaware's statute, the granting of indemnification rights more expansive than those permitted by statute can be authorized by the stockholders or the directors who will not benefit thereby. Under Louisiana law, the same authorization may be given by the shareholders or the board of directors, regardless of whether any or all of the directors are beneficiaries of the expanded rights. In addition, unlike Delaware's statute, Louisiana's statute contains an express authorization for corporations to establish trust funds, insurance subsidiaries or other forms of self-insurance for the benefit of its officers, directors, employees and agents.

               The New Charter confirms the authority of the Louisiana Corporation's Board to (i) adopt by-laws or resolutions providing for indemnification of directors, officers and other persons to the fullest extent permitted by law, (ii) enter into contracts with directors and officers providing for indemnification to the fullest extent permitted by law and (iii) exercise its power to procure directors' and officers' liability insurance. The New Charter also provides that any amendment or repeal of any by-law or resolution relating to indemnification will not adversely affect any person's entitlement to indemnification whose claim results from conduct occurring prior to the date of such amendment or repeal.

               The New By-laws expressly provide for indemnification of directors, officers and employees to the fullest extent permitted by law against any costs incurred by him or her in connection with any threatened, pending or completed claim, action, suit or proceeding against such person or as to which he or she is involved solely as a witness or person required to give evidence because he or she is a director, officer or employee of the Louisiana Corporation. Without a specific provision regarding indemnification, the Louisiana Corporation's Board would be permitted to indemnify directors, officers and employees at its discretion, but would not be required by law to do so unless such person was successful in defending a claim against him or her.

               The Board anticipates that it will enter into indemnification contracts with the Louisiana Corporation's directors and certain or all of its officers that will provide for the elimination, to the fullest extent permitted by law, of any indemnified party's liability to the Louisiana Corporation or its shareholders for monetary damages for breach of his or her fiduciary duty as a director or officer (see "- Limitation of Liability"), and will provide the contracting director or officer with certain procedural and substantive rights to indemnification. It is anticipated that such indemnification rights will apply to acts or omissions of such persons, whether such acts or omissions occurred before or after the effective date of the contract. Although the New Charter provides for this limitation of liability and the New By-laws provide certain indemnification rights discussed above, the Board believes that the execution of indemnification contracts will provide additional assurance to directors and officers against the threat of uninsured liability because the contractual rights and obligations created thereby will be binding on any successor to the Louisiana Corporation and cannot be modified without the consent of all parties thereto.

               The Louisiana Corporation anticipates that it will maintain the same insurance coverage as PHI with respect to the liability of its directors and officers for actions taken in their official capacities.

               A vote in favor the Reincorporation Proposal will be considered a vote approving the execution of indemnification contracts with present and future directors and officers as well as the indemnification provisions of the New By-laws. The Board is not aware of any pending or threatened claims or actions that could result in the indemnification of any directors, officers or employees under the indemnification contracts contemplated or the New By-laws.

               Authorized Shares of Preferred  Stock.   Under  the  Current
          Charter, no shares of preferred stock are authorized. The New Charter authorizes the Louisiana Corporation's Board of Directors to issue, without shareholder approval, up to 10 million shares of preferred stock, no par value per share, in one or more series with such rights, qualifications, limitations or restrictions as the Board shall specify (the "New Preferred Stock"). Although PHI has no present plans or commitments for the issuance of any of these shares, the Board believes that authorizing the New Preferred Stock will provide it with increased flexibility to issue preferred stock in connection with the acquisition of businesses, raising additional capital or for other lawful corporate purposes. The issuance of any New Preferred Stock convertible into New Stock, however, may have the effect of diluting the equity interest of the holders of the New Stock.

               One of the effects of authorizing the New Preferred Stock may be to enable the Louisiana Corporation's Board to make more difficult or to discourage an attempt to obtain control of the Louisiana Corporation by means of a merger, tender offer, proxy contest or otherwise, and thereby to protect the incumbency of the Louisiana Corporation's management, even if such attempted change in control was favored by the holders of a majority of the Louisiana Corporation's total voting power. If, in the due exercise of its fiduciary obligations, the Louisiana Corporation's Board were to determine that a takeover proposal was not in the best interest of the Louisiana Corporation or its shareholders, such shares could be issued by the Louisiana Corporation's Board without shareholder approval in one or more transactions that might prevent, delay or make more difficult or costly the completion of the takeover transaction. Preferred Stock issued by the Louisiana Corporation's Board could dilute the voting or other rights of the proposed acquiror or insurgent shareholder group, put a substantial voting block in institutional or other hands that might undertake to support the position of the incumbent Louisiana Corporation's Board, or effect an acquisition that might complicate or preclude the takeover. However, PHI is unaware of any such transactions or actions and has not proposed the authorization of the New Preferred Stock to render more difficult or discourage changes in control of the Louisiana Corporation.

               Laws with Possible Antitakeover Effects. Although the Board is not proposing the Reincorporation for the purpose of discouraging hostile takeover attempts, the laws of Delaware and Louisiana that regulate hostile takeover attempts differ in certain fundamental respects, as described in more detail below.

               Fair Price Provisions. Louisiana has adopted a statute (the "Louisiana Fair Price Statute") that is intended to deter the use of "two-tier" tender offers in which an "Interested Shareholder" obtains in a "Business Combination" a controlling interest in the shares of a Louisiana corporation having 100 or more beneficial shareholders at a price substantially in excess of the market value of the corporation's voting stock and seeks in the "second tier" to compel a merger or similar corporate action in which the consideration paid to the remaining shareholders is greatly reduced. Under the statute, an Interested Shareholder is defined to include any person (other than the corporation, its subsidiaries or its employee benefit plans) who is the beneficial owner of shares of capital stock representing 10% or more of the total voting power of a corporation. The term Business Combination is broadly defined to include most corporate actions that an Interested Shareholder might contemplate after acquiring a controlling interest in a corporation in order to increase his share ownership or reduce his acquisition debt. These "second tier" transactions include any merger or consolidation of the corporation involving an Interested Shareholder, any disposition of assets of the corporation to an Interested Shareholder, any issuance to an Interested Shareholder of securities of the corporation meeting certain threshold amounts and any reclassification of securities of the corporation having the effect of increasing the voting power or proportionate share ownership of an Interested Shareholder.

               Under the Louisiana Fair Price Statute, a Business Combination must be recommended by the board of directors and approved by the affirmative vote of the holders of 80% of the total voting power of the corporation and two-thirds of the total voting power excluding the shares held by the Interested Shareholder (in addition to any other votes required under law or the corporation's articles of incorporation), unless the transaction is approved by the board of directors prior to the time the Interested Shareholder first obtained such status or the Business Combination satisfies certain minimum price, form of consideration and procedural requirements.

               Although the statute protects shareholders by encouraging an Interested Shareholder to negotiate with the board of directors or to agree to satisfy the minimum price, form of consideration and procedural requirements imposed thereunder, it does not prevent an acquisition of a controlling interest of a corporation by an Interested Shareholder who does not contemplate initiating a "second tier" transaction. The Louisiana Fair Price Statute will permit the Louisiana Corporation's Board or its shareholders to vote to have the Louisiana Corporation opt out of the statute's protection at any time prior to the time there is an Interested Shareholder, but it is not anticipated that the Louisiana Corporation's Board will take such action or recommend such action to the shareholders.

               Delaware does not have a statute containing provisions comparable to those of the Louisiana Fair Price Statute.

               Louisiana Control Share Acquisition Statute and Delaware Antitakeover Statute. As described further below, both Louisiana and Delaware have laws that regulate tender offers and hostile acquisitions. The Louisiana law is referred to as the "Louisiana Control Share Statute," and the Delaware law is referred to as the "Delaware Antitakeover Statute."

               The Louisiana Control Share Statute provides that, subject to certain exceptions, any shares of certain publicly-traded Louisiana corporations acquired by a person or group (the "Acquiror") that causes such person or group to have the power to vote or direct the voting of shares in the election of directors in excess of 20%, 33-1/3% or 50% thresholds shall have only such voting power as may be accorded by the affirmative vote of, among others, the holders of a majority of the votes of each voting group entitled to vote separately on the proposal, excluding all "interested shares" (as defined below), at a meeting that, subject to certain exceptions, is required to be called for that purpose upon the Acquiror's request. The Louisiana Control Share Statute defines "interested shares" to sterilize the vote of management of the corporation and the Acquiror and includes all shares as to which the Acquiror, any officer of the corporation and any director of the corporation who is also an employee of the corporation may exercise or direct the exercise of voting power. If either of the Acquiror fails to comply with certain specified notice requirements or the stockholders vote against according voting rights to the shares obtained by the Acquiror, the corporation has the right to redeem the shares held by the Acquiror for their fair value. The statute permits the articles of incorporation or by-laws of a corporation to be amended to exclude from its application share acquisitions occurring after the adoption of the amendment; however, neither the New Charter nor the New By-laws contain any such provision.

               Unlike either the Louisiana Fair Price Statute or the Delaware Antitakeover Statute, the Louisiana Control Share Statute establishes a referendum format by which disinterested shareholders may, in effect, demonstrate their support or opposition to a proposed tender offer or share acquisition by their vote as to whether to accord or deny voting rights to the Acquiror with respect to the shares acquired by him or her. On one hand, the possibility that voting rights might be denied with respect to interested shares may encourage the Acquiror to negotiate a non-hostile acquisition with the board of directors. On the other hand, Acquirors that commence a tender offer at a price in excess of prevailing market values may be able to readily obtain the shareholder vote re-enfranchising his or her shares, which, in all likelihood, would significantly reduce the pressure on the Acquiror to negotiate with the board of directors and the willingness of the board to continue to oppose the transaction.

               Under the Delaware Antitakeover Statute, any person who acquires 15% or more of the outstanding voting stock of a publicly-held Delaware corporation, without board approval (thereby becoming an "interested stockholder"), may not engage in any "business combination" with the corporation for a period of three years following the date such person became an interested stockholder unless the interested stockholder is able to obtain, by virtue of the transaction that resulted in the person becoming an interested stockholder, at least 85% of the corporation's outstanding voting stock (excluding for the purposes of this calculation shares held by directors who are officers and certain employee benefit plans) or unless the business combination is approved by the board of directors and the holders of two-thirds of the outstanding voting stock of the corporation, excluding the shares held by the interested stockholder.

               The "business combinations" subject to the three-year moratorium include a wide variety of transactions between an interested stockholder and the corporation and include mergers, consolidations, asset sales, stock transfers and other transfers. Similar to the Louisiana Fair Price Statute, the statute does not prevent tender offers nor does it affect voting rights of the interested stockholder. Instead, the statute seeks to deter "two-tier" tender offers containing "second-tier" business combinations and encourages interested stockholders to negotiate with the board of directors. Although the statute permits the Board or PHI's stockholders to vote to have PHI opt out of the statute, no such action has been taken and the statute therefore currently applies to PHI.

               Evaluation of Tender Offers. Unlike Delaware's corporate statute, Louisiana's statute expressly permits a board of directors, when considering a tender offer, exchange offer, merger or consolidation, to consider, among other factors, the social and economic effects of the proposal on the corporation, its subsidiaries, and their respective employees, customers, creditors and communities. The availability of this statute, which has yet to be interpreted by a Louisiana court, may increase the likelihood that directors reviewing a tender offer will consider factors other than the price offered by an acquiror, including the effect of the proposed transaction on the corporation's non-shareholder constituents.

               Voting  Requirements.   To  authorize  any   (i) merger   or
          consolidation, (ii) sale, lease or exchange of all or substantially all of a corporation's assets, (iii) voluntary liquidation or (iv) amendments to the certificate or articles of incorporation of a corporation, Delaware law requires, subject to certain limited exceptions, the affirmative vote of the holders of a majority of the outstanding shares of the voting stock (or such higher percentage as may be set forth in the certificate of incorporation). To authorize these same transactions, Louisiana law requires, subject to certain limited exceptions, the affirmative vote of the holders of two-thirds (or such larger or smaller proportion, not less than a majority, as the articles of incorporation may require) of the voting power present or represented at the shareholder meeting in which the transaction is considered and voted upon. To provide the shareholders of the Louisiana Corporation with substantially the same voting rights currently held by PHI's stockholders, the New Charter provides that these transactions will be authorized by the affirmative vote of the holders of a majority of the Louisiana Corporation's total voting power. Cumulative voting has not been provided for in either the Current Charter or New Charter.

               Unlike Delaware law, Louisiana law provides that shareholders are entitled to vote on sales, leases or exchanges of substantially all of a corporation's assets only if the corporation is solvent. If the corporation is insolvent, such approval may be given by the board of directors.

               Delaware law provides that the holders of outstanding shares of a class of stock shall be entitled to vote as a class in connection with any proposed amendment to the corporation's certificate of incorporation, whether or not such holders are entitled to vote thereon by the certificate of incorporation, if such amendment adversely affects the rights of such holders or changes the aggregate authorized number or par value of the shares held thereby. Louisiana law requires a similar vote if any proposed amendment to the articles of incorporation would have any of six specified adverse effects on the holders of any class of stock, unless the articles provide otherwise. The New Charter does not so provide.

               Reduction in Voting Power of Non-U.S. Owned Shares. A corporation that holds an operating certificate issued by the Federal Aviation Administration is required to have a required percentage of its voting interest owned or controlled by United States citizens. Accordingly, the New Charter, like the Current Charter, reduces the voting power of shares owned by non-United States citizens if the total voting power held by such persons would exceed one percent less than the percentage permitted by the Federal Aviation Regulations, which is currently 25%. The New Charter also establishes certain presumptions and authorizes PHI to take certain procedural actions designed to enhance PHI's ability to monitor and ensure compliance with these requirements.

               Dividends, Redemptions and Stock Repurchases. Set forth below is a discussion of certain differences in the laws of Delaware and Louisiana with respect to dividends, redemptions and stock repurchases.

               Dividends. Under both Delaware and Louisiana law, dividends may be declared by the board of directors and paid out of surplus, and, if no surplus is available, out of any net profits for the then current fiscal year or the preceding fiscal year, or both, provided that such payment will not reduce capital below the amount of capital represented by all classes of outstanding stock having a preference as to the distribution of assets upon liquidation of the corporation. Louisiana law further provides that no dividend may be paid when the corporation is insolvent or would thereby be made insolvent, and that shareholders must be notified of any dividend paid out of capital surplus.

               Redemptions  and  Repurchases.    Under   Delaware   law,  a
          corporation may redeem or repurchase its outstanding shares provided that the assets of the corporation would not be reduced to a level below that of the capital of the corporation. Under Louisiana law, a corporation may redeem or repurchase its shares out of surplus or, in certain circumstances, stated capital, provided in either event that it is solvent and will not be rendered insolvent thereby, and provided further that the net assets are not reduced to a level below the aggregate liquidation preferences of any shares that will remain outstanding after the redemption.

               Reversion of Dividends, Stock and Redeemed Shares. The New Charter, in accordance with Louisiana law, has a provision that cash, property or share dividends, shares issuable to shareholders in connection with a reclassification of stock, and the redemption price of redeemed shares, that are not claimed by the shareholders entitled thereto within one year after the dividend or redemption price became payable or the shares became issuable revert in full ownership to the Louisiana Corporation, and the Louisiana Corporation's obligation to pay such dividend or redemption price or issue such shares, as the case may be, will thereupon cease, subject to the power of the Louisiana Corporation's Board to authorize such payment or issuance following the reversion. Delaware law does not allow the inclusion of this provision (or any similar provision which would otherwise address and change the effect of state escheat laws) in a certificate of incorporation.

               Appraisal Rights. Under Delaware law, a stockholder has appraisal rights in connection with most types of mergers and consolidations. Appraisal rights are not available to
          (i) stockholders of a surviving corporation whose vote is not required to approve the merger or consolidation or
          (ii) stockholders of any class of stock listed on a national securities exchange or held of record by over 2,000 stockholders, unless such stockholders are required in the merger to accept in exchange for their shares consideration other than shares of the surviving corporation, shares of another listed corporation or a corporation whose shares are held by over 2,000 stockholders, cash in lieu of fractional shares of such corporations, or any combination thereof.

               Procedurally,  Delaware  law requires only that a dissenting stockholder file a written demand for appraisal with the corporation before the vote on the transaction and that such stockholder not vote in favor of the merger or consolidation. Thereafter, within 120 days of the effective date of the merger or consolidation, either the surviving corporation or a dissenting stockholder may file a petition in the Court of
          Chancery demanding a determination of the fair value of the shares of all dissenting stockholders, although at any time within 60 days after the effective date of the transaction any stockholder has the right to withdraw his demand and accept the terms offered in the transaction. Lastly, under Delaware law, the certificate of incorporation may provide that appraisal rights shall be available for an amendment to the certificate of incorporation and for the sale of all or substantially all of the corporation's assets. The Current Charter does not provide for appraisal rights in either such event.

               Under Louisiana law, a shareholder has the right to dissent from most types of merger or consolidation, or from the sale, lease, exchange or other disposition of all or substantially all of the corporation's assets, if such transaction is approved by less than 80% of the corporation's total voting power. The right to dissent is not available in the case of sales pursuant to an order of a court or sales for cash on terms requiring distribution of all or substantially all of the net proceeds to the shareholders in accordance with their respective interests within one year after the date of the sale. Moreover, no dissenters rights are available with respect to (i) shareholders holding shares of any class of stock which are listed on a national securities exchange, unless the articles of incorporation of the corporation issuing such stock provide otherwise or the shares of such shareholders are not converted solely into shares of the surviving corporation, or (ii) shareholders of a surviving corporation whose approval is not required in connection with a merger.

               Procedurally, to exercise his dissenter's rights under Louisiana law a shareholder must initiate three actions. First, he must file a written objection to the proposed transaction prior to or at the meeting at which the transaction is to be considered. Second, he must vote his shares against the transaction. Third, within twenty days of the mailing of a notice from the surviving corporation that the transaction was approved by less than 80% of the total voting power, he must make a written demand for the payment of the fair cash value of his shares as of the day before such vote and at the same time deposit in escrow the certificates representing his shares. This demand may be withdrawn at any time prior to the time of the corporation's response, but may only be withdrawn with the consent of the corporation thereafter. If the surviving corporation and the shareholder cannot agree as to the fair cash value of the shares, the shareholder may file suit to recover such cash value in the Louisiana district court of the parish in which the surviving corporation has its registered office.

               Removal of Directors. Under Delaware law, any director may be removed with or without cause by the holders of a majority of shares entitled to vote at an election of directors. Similarly, the New By-laws provide that any director may be removed at any time by the vote of a majority of the voting power present at a shareholders' meeting duly called for that purpose.

               Other   Differences   in  Rights.   Set  forth  below  is  a
          description of certain other material differences between the rights of stockholders of the Louisiana Corporation and PHI.

               Inspection Rights. Under Delaware law, upon written demand made under oath for a proper purpose, any stockholder has the right to inspect the corporation's stock ledger, a list of its stockholders and its other books and records. If after five business days the corporation fails to reply or refuses to comply with such a request, the stockholder may apply to the Court of Chancery to compel compliance.

               Under Louisiana law, upon five days' written notice, any shareholder, except a business competitor, who has been the holder of record of at least 5% of the outstanding shares of any class of the corporation for a minimum of six months has the right to examine the records and accounts of the corporation for any proper and reasonable purpose. Two or more shareholders who have each held shares for a six-month period may aggregate their stock holdings to attain the required 5% threshold. Business competitors, however, must have owned at least 25% of all outstanding shares for a minimum of six months to obtain such inspection rights.

               Voting by Proxy.  As provided under Louisiana law,  the  New
          Charter  provides  that  directors  may  vote  by  proxy.   Under
          Delaware law, there is no similar provision.

               Under both Delaware and Louisiana law, stockholders may vote by proxy. Under Delaware law, stockholder proxies are valid for three years or such longer period as specified therein. Under Louisiana law, shareholder proxies are valid for eleven months or such longer period up to three years as specified therein.

               Changes in the Size and Composition of the Board of Directors. Both the Current By-laws and the New By-laws fix the number of directors at four provided that if after proxy materials for any stockholders' meeting at which directors are to be elected are mailed to stockholders and a director nominee becomes unable or unwilling to serve, the number of authorized directors is automatically reduced unless the Board selects an additional nominee.

               The Current By-laws empower PHI's Board to fill by a majority vote any vacancy on the Board. Under the New By-laws, any vacancy on the Board (including any vacancy resulting from an increase in the authorized number of directors or the failure of the shareholders to elect the full number of authorized directors) may be filled by the vote of a majority of the entire Board. The Louisiana Corporation's shareholders will also have the right to fill any such vacancy at any special shareholders meeting duly called for such purpose prior to the time the vacancy is filled by the Board.

               Unlike Delaware law, Louisiana law expressly provides that a board of directors may declare vacant the office of a director if he is interdicted or adjudicated an incompetent, is adjudicated a bankrupt or becomes incapacitated by illness or other infirmity and cannot perform his duties for a period of six months or longer.

               Restrictions on Taking Stockholder Action. Under the Delaware law, a special meeting of stockholders may be called by the board of directors or by such other person as may be authorized by the certificate of incorporation or by-laws. Under the Current By-laws, a special meeting of PHI stockholders may be called by the Chairman of the Board, the President, a majority of the Board, or stockholders of record owning shares entitled to a majority of PHI's voting interest. Under Louisiana law, special meetings of shareholders may be called by the President, board of directors, or any shareholder or shareholders owning in the aggregate 20% (or such lesser or greater proportion as provided in the articles of incorporation or in the by-laws) of the total voting power. Under the New Charter and New By-laws, special shareholder meetings may be called by the Chairman of the Board, Chief Executive Officer and President, the board of directors or shareholders owning in the aggregate 40% of the total voting power of the Louisiana Corporation.

               Advance Notice of Shareholder Nominees. The New By-laws require certain notice procedures for a shareholder to nominate a person for director. Specifically, a shareholder's notice of nomination must be delivered or mailed and received at the principal executive offices of the Louisiana Corporation not less than 45 days nor more than 90 days prior to the meeting unless less than 55 days notice or prior public disclosure of the meeting date is given, then the shareholder's notice must be receive on the 10th day following the day on which notice of the meeting date was mailed or such public disclosure was made. The shareholder's notice must include certain specified information about himself and the person the shareholder proposes to nominate for election or re-election as a director. The Current By-laws do not include a similar provision.

          Federal Income Tax Considerations

               PHI intends to treat the Merger for federal income tax purposes as a reorganization under Sections 368(a)(1)(E) and 368(a)(1)(F) of the Internal Revenue Code of 1986, as amended, and, accordingly, PHI will recognize no taxable income or loss as a result thereof. Furthermore, the stockholders of PHI should recognize no gain or loss on the exchange of their shares in PHI for shares of the Louisiana Corporation and the tax basis in and the holding period (provided that the shares of PHI are held by such exchanging stockholder as a capital asset) of each such stockholder's shares in the Louisiana Corporation will be the same as the basis in and holding period of such stockholder in the shares of PHI exchanged therefor.

               The foregoing description of certain federal income tax aspects of the Merger is based on Internal Revenue Code of 1986, as amended, the regulations promulgated thereunder, published revenue rulings and cases in effect at the date of this Proxy Statement. There can be no assurance that future changes in the foregoing precedents will not adversely affect the tax consequences discussed herein or that there will not be differences of opinion as to the interpretation of such precedents. Accordingly, PHI's stockholders should consult their own advisors as to the tax treatment which may be anticipated to result from the transactions contemplated hereby regarding their particular circumstances, including the application of state and local laws.

          Vote Required and Recommendation for Approval

               PHI's Board has unanimously approved the Reincorporation Proposal and the Merger Agreement. Under Delaware law, the affirmative vote of the holders of a majority of the outstanding shares of the Voting Common Stock is required for approval of the Merger Agreement, pursuant to which the Reincorporation will be effected. As of the Record Date, Carroll W. Suggs, PHI's Chairman of the Board and Chief Executive Officer, beneficially owned 1,889,888 shares of Voting Common Stock representing approximately 57.7% of PHI's total voting power. See "Security Holdings of Directors, Executive Officers and Certain Beneficial Owners." Mrs. Suggs has advised PHI that she will vote her
          shares   of  Voting  Common  Stock  for  the  adoption   of   the
          Reincorporation Proposal and the Merger Agreement and, accordingly, approval is assured.

               A vote in favor of the Reincorporation Proposal and Merger Agreement will constitute specific approval of all other transactions associated with the Merger, including the assumption by the Louisiana Corporation of all obligations of PHI and the change in the rights of stockholders resulting from the Merger, including limitation of liability and indemnification of directors and officers. The enclosed form of proxy provides the means for stockholders to vote for or against (or to abstain from voting with respect to) the Reincorporation Proposal and Merger Agreement. Each properly executed proxy received prior to the Annual Meeting will be voted as specified therein. If a stockholder executes and returns a proxy, but does not specify how his or her shares are to be voted, the shares represented by such stockholder's proxy will be voted for the adoption of the Reincorporation Proposal and the Merger Agreement.

            The Board of Directors unanimously recommends a vote FOR the
                    Reincorporation Proposal and Merger Agreement.


                  SECURITY HOLDINGS OF DIRECTORS, EXECUTIVE OFFICERS
                            AND CERTAIN BENEFICIAL OWNERS


          Security Holdings of Directors and Executive Officers

               The following table sets forth certain information concerning the beneficial ownership of each class of outstanding PHI equity securities by each director and nominee of PHI, by each executive officer for whom compensation information is disclosed under the heading "Summary of Executive Compensation," and by all directors and executive officers of PHI as a group as of the Record Date, determined in accordance with Rule 13d-3 of the Securities and Exchange Commission ("SEC"). Unless otherwise indicated, the equity securities shown are held with sole voting and investment power.



                                         Class of
                                           PHI        Number
                  Name of Beneficial      Common        of       Percent
                        Owner             Stock       Shares     of Class
                  __________________     ________     ______     ________

                Nominees:
                ________

                Leonard M. Horner       Non-Voting      100            *

                Robert G. Lambert       Voting        1,000            *

                Robert E. Perdue        Non-Voting    1,000            *

                Carroll W. Suggs        Voting    1,889,888<FN1>    57.7


                Named Executive
                Officers:<FN2>

                Robert D. Cummiskey, Jr.    --           --           --

                Ben Schrick             Voting          560            *

                John H. Untereker       --               --           --

                A. Byron Elliott<FN3>   Voting       20,300            *

                                        Non-Voting    1,000            *

                All Directors and
                Executive Officers
                as a Group <FN4>        Voting       1,890,448      57.7
                                        Non-Voting       1,100         *


               _____________________

               *    Less than one percent.

             <FN1>  Mrs.  Suggs  shares  voting and investment  power  over
                    441,693 of these shares, of which (a) 413,308 shares are owned of record by ONI International, Inc., a corporation controlled by Mrs. Suggs and whose board of directors (of which she is a member) shares voting and investment power over these shares, (b) an aggregate of 26,235 shares are held by Mrs. Suggs as custodian for the benefit of her three children and (c) an aggregate of 2,150 shares are owned by her three children.

             <FN2>  Information for Mrs. Suggs appears in this table  under the heading "Nominees."

             <FN3>  Mr. Elliott retired in August 1993.

             <FN4>  Includes 12 persons, excluding Mr. Elliott.

                                _____________________


          Security Holdings of Certain Beneficial Owners

               As of the Record Date, the persons named below were, to PHI's knowledge, the only beneficial owners of more than 5% of PHI's outstanding Voting Common Stock, determined in accordance with Rule 13d-3 of the SEC. Unless otherwise indicated, all shares are held with sole voting and investment power.

                                                    Amount and
                                                    Nature of
                                                    Beneficial      Percent
            Name and Address                       Ownership of       of
          of Beneficial Owner                    PHI Voting Stock    Class
          ___________________                    ________________    _____

          Carroll W. Suggs
          5728 Jefferson Highway
          New Orleans, Louisiana  70183            1,889,888<FN1>     57.7

          ONI International, Inc.
          5728 Jefferson Highway
          New Orleans, Louisiana  70183              413,308<FN2>     12.6

          ______________________

        <FN1>  Includes 441,693 shares as to which Mrs. Suggs shares voting and investment power. See note (1) under "- Security Holdings of Directors and Executive Officers." Of such shares, 413,308 are also reported as beneficially owned by ONI International, Inc.

        <FN2>  Also reported as beneficially  owned  by  Mrs.  Suggs.  Mrs.
               Suggs controls ONI International, Inc. and shares voting and investment power with respect to these shares with the other members of the board of directors of ONI International, Inc.

                                 ____________________

              EXECUTIVE AND DIRECTOR COMPENSATION; CERTAIN TRANSACTIONS

          Summary of Executive Compensation

               The following table summarizes, for each of the fiscal years ended April 30, 1994, 1993 and 1992, compensation of PHI's Chief Executive Officer and each other executive officer of PHI whose annual compensation was in excess of $100,000 in all capacities in which they served:


                                                                       Long-Term
                                                                      Compensation
                                                                        Awards:
                                                                        No. of
                                                  Annual Compensation   Options        All Other
                                                                      Granted<FN1>  Compensation<FN2>
                                         Year            Salary       ___________   _______________
                                         ____            ______
          Name and
          Principal Position
          __________________
          Carroll W. Suggs               1994           $308,271          0        $   7,023
          Chairman of the Board and      1993            285,000          0            8,550
          Chief Executive Officer        1992            276,484          0            7,923

          Robert D. Cummiskey, Jr.       1994            103,393      6,000            3,094
          Vice President of              1993             92,929          0            8,994
          Risk Management and Secretary  1992             51,746          0                0

          Ben Schrick                    1994            105,762      9,000            3,165
          Vice President and             1993             82,065          0            8,994
          General Manager                1992             75,000          0            8,728

          John H. Untereker              1994            200,978          0            6,021
          Vice President and Chief       1993            152,728     15,000           53,970<FN4>
          Financial Officer <FN3>        1992                 --         --               --

          A. Byron Elliott               1994            244,418          0           11,846<FN6>
          Former Vice Chairman           1993            245,308          0          137,729<FN7>
          of the Board <FN5>             1992                 --         --               --

          ____________________

        <FN1>  For additional information,  please  refer to the two tables below.

        <FN2>  Unless otherwise indicated, reflects amounts  paid by PHI on behalf of the named executive officer pursuant to the Petroleum Helicopters, Inc. 401(k) Retirement Plan.

        <FN3>  Mr. Untereker has been employed as an  executive  officer of
               PHI since July 1992.

        <FN4>  Includes  $28,000  paid to Mr. Untereker in connection  with his recruitment and $23,943 paid by PHI in reimbursement of Mr. Untereker's relocation expenses.

        <FN5>  Mr. Elliott retired in August 1993.  Prior to July 1992, Mr.
               Elliott was a consultant and non-employee director of PHI.

        <FN6>  Includes $7,500 paid to Mr. Elliott for relocation expenses.

        <FN7>  Includes $85,000 paid to Mr. Elliott for consulting services and $50,000 paid by PHI in connection with commencement of Mr. Elliott's employment and relocation.



          1994 Stock Option Grants

               The following table contains information concerning the grant of stock options to the named executive officers during the fiscal year ended April 30, 1994:

                                                                                           Potential
                                          % of Total                                  Realizable Value of
                                           Options                                    Options at Assumed
                              No. of      Granted to                                 Annual Rates of Stock
                             Options     Employees in    Exercise    Expiration       Price Appreciation
   Name                      Granted      Fiscal 1994     Price         Date           For Option Term
__________________           _______     ____________    ________    __________      _____________________
                                                                                        5%        10%
                                                                                        _____________

Carroll W. Suggs                 0            --             --            --            --         --
Robert D. Cummiskey, Jr.     6,000<FN1>       7%         $15.50       June 2, 1998    $25,694    $56,777
Ben Schrick                  9,000<FN1>      11%         $15.50       June 2, 1998    $38,541    $85,166
John H. Untereker                0            --             --            --            --         --
A. Byron Elliott                 0            --             --            --            --         --

_________________


         <FN1> These  options  to  acquire  Non-Voting  Common  Stock  were awarded at the fair market value of shares on the effective date of grant. The options become exercisable annually in one-third increments beginning on June 2, 1994 and expire on June 2, 1998.



          Option Exercises and Holdings

               The following table sets forth information with respect to the named executive officers concerning the exercise of options during 1994 and unexercised options held as of April 30, 1994:


                             Shares
                            Acquired                                                         Value of Unexercised
                               on                             Number of Unexercised        in-the-Money Options at
        Name                Exercise    Value Realized      Options at April 30, 1994           April 30, 1994 <FN3>
        ____                ________    ______________     ___________________________     ___________________________
                                                           Exercisable   Unexercisable     Exercisable   Unexercisable
                                                           ___________   ______________    ___________   _____________

Carroll W. Suggs                --            --                 --             --              --           --
Robert D. Cummiskey, Jr.         0             0                  0           6,000<FN1>         0            0
Ben Schrick                      0             0                  0           9,000<FN1>         0            0
John H. Untereker                0             0                  0          15,000<FN2>         0            0
A. Byron Elliott                --            --                 --              --             --           --

  ________________


          <FN1>  These options were granted  and  are exercisable on terms as described in the note of the preceding table.

          <FN2>  The option to acquire Voting Common  Stock  was  awarded at fair market value of the shares on the effective date of grant. The option becomes exercisable annually in one-third increments beginning on July 20, 1994 and expires on July 20, 1998.

          <FN3>  Reflects the difference  between  the average of the bid and asked prices of the Voting Common Stock on April 30, 1994 and the exercise price of the options.



          Compensation    Committee    Interlocks   and   Insider
          Participation

               The   Board   maintains  a  Finance,   Audit   and
          Compensation committee on which Messrs. Perdue and Horner serve (the "Committee"). Neither member of the Committee has been an officer or employee of PHI or any of its subsidiaries.

          Employment Agreements

               Mr. Untereker and PHI entered into an agreement in July 1992 pursuant to which PHI agreed to pay Mr. Untereker an amount equal to his base salary for six months and certain relocation expenses in the event of the termination of his employment. PHI also agreed to pay Mr. Untereker an amount equal to his annual cash compensation for the most recent fiscal year in the event of termination due to a change in control of PHI during the first five years of his employment.

          Compensation   Committee's    Report    on    Executive
          Compensation

               General.  The Committee was formed in July 1992 to
          oversee all compensation arrangements for directors, executive officers, currently numbering 12, and other employees, and administer PHI's 1992 Non-Qualified Stock Option and Stock Appreciation Rights Plan (the "Plan"). The Committee is composed entirely of Board members who are not employees of PHI. The Committee retained an outside consultant in fiscal 1993 to assist it in obtaining relevant information on pay practices at comparable organizations, and in developing compensation programs that are consistent with the Committee's compensation philosophy and objectives.

               The Committee's overall policy regarding executive compensation is to ensure PHI's compensation programs will provide competitive salary levels and long term incentives that attract and retain individuals of high quality and ability, promote individual recognition for favorable performance by PHI relative to comparable companies, and support the short and long range business objectives and strategies of PHI.

               The Company's  executive  compensation consists of
          two  principal  components:   salary  and  stock  based
          compensation.

               Salary. In fiscal 1993, an outside consultant was retained primarily to develop a range of salaries consistent with salaries paid for similar positions at comparable publicly-held companies. For these purposes, a sample of companies was selected from the oilfield services industry based on total revenues and number of employees. Salaries paid by certain companies that are part of the oil field service index included in the graph set forth under the heading "Performance Graph," below, were among those considered. Because certain of these companies had either revenues or total employees substantially exceeding those of PHI, salaries of PHI executives remain at the lower end of the ranges. In fiscal 1994 compensation decisions were made by the Chief Executive Officer and the Committee, except in the case of the Chief Executive Officer whose performance was evaluated, and salary established, by the Committee. Compensation decisions are generally based on PHI financial performance, although other factors indicative of the individual executive's contribution to corporate objectives are also considered.

               Stock Option  Grants.   In  June  1993, options to
          acquire 81,000 shares of Non-Voting Common Stock were granted to certain executive officers pursuant to the Plan. Mr. Cummiskey received 6,000 options and Mr. Schrick received 9,000 options. See "- 1994 Stock Option Grants" and "- Option Exercises and Holdings." The number of options awarded to an executive was based on the executive's level of responsibility. All options were granted at fair market value and accordingly only become valuable to the executive to the extent PHI's stock value increases. It is anticipated that additional options will be granted pursuant to the Plan periodically in the future to promote a longer term perspective and commitment by executives and to maximize stockholder value by linking the financial interests of management and stockholders.

               Compensation of the Chief Executive Officer. During fiscal 1994, Mrs. Suggs received an approximately 11% base salary increase based primarily on PHI's improved earnings during fiscal 1993 and related financial trends, as well as the additional responsibility Mrs. Suggs undertook in fiscal 1993 as Chief Executive Officer and the sole Chairman of the Board. Also considered was the fact that no salary increase, performance bonus or stock options were awarded to Mrs. Suggs during fiscal 1993.

               The  Committee believes that the  compensation  of
          the chief executive officer and other executive officers is competitive with, or below the comparable companies described more fully above, but is consistent with the Committee's policy of providing an appropriate balance between short and long range individual and corporate performance.

               By  the  members  of  the   Finance,   Audit   and
          Compensation Committee.

             Leonard M. Horner, Chairman       Robert E. Perdue


          Performance Graph

               The graph below compares the cumulative total stockholder return on the Voting Common Stock for the last five years with the cumulative total return on the Russell 2000 Index and the Oil Field Services Index published by Media General Financial Services, Inc., assuming the investment of $100 on May 1, 1989 at closing prices on April 30, 1989 and reinvestment of dividends. The Russell 2000 Index consists of a broad range of publicly-traded companies with smaller market capitalizations and is published daily in the Wall Street Journal. The Oil Field Service Index consists of 41 oil field service companies and is published weekly in the Houston Chronicle.























                              Cumulative Total Return as of April 30:
                           ______________________________________________
Index                      1989    1990     1991     1992    1993    1994
_____                      ____    ____     ____     ____    ____    ____

PHI                         100    184.2    133.6    84.8    110.8    76.1

Russell 2000                100     96.0    103.6   119.2    135.2   153.3

Oil Field Service Index     100    122.4    113.5    94.8    100.3    94.0

          ____________________

          Note:Management  believes  that  the  following events,
               each of which were unrelated to PHI's operating performance, significantly affected the return on Voting Common Stock between May 1, 1989 and April 30, 1991: (i) the death, in September 1989, of Robert L. Suggs, founder and principal stockholder of PHI, (ii) an unsolicited tender offer for the Voting Common Stock in August 1990, and (iii) the acquisition by PHI of an aggregate of 633,490 shares of Voting Common Stock at a price of $28.05 per share in October 1990.
                            ____________________




          Director Compensation

               Each director who is not an employee of PHI receives a fee of $1,000 for each Board or Committee meeting he attends, and each director who is also an employee of PHI receives a fee of $300 for each Board or Committee meeting she attends.

          Certain Other Transactions

               PHI paid ONI International, Inc. $88,599 for office space and services related to PHI's New Orleans offices, which PHI believes represents the fair market value of such office space and services. ONI International, Inc. is controlled by Mrs. Suggs and beneficially owns approximately 12.6% of the Voting Common Stock.

               During the 1994 fiscal year, PHI paid Aviall, Inc. approximately $10.7 million for parts and component repair services, which PHI believes represents the fair market value of such parts and services. Mr. Lambert, a director of PHI since July 1994 and a nominee for director at the Meeting, has been the Chairman of the Board of Directors of Aviall, Inc. since December 1993. Mr. Lambert was not appointed to PHI's Board until after Aviall, Inc. entered into an agreement to sell to an unrelated third party the division of its business that provides substantially all of such parts and services to PHI. It is anticipated that sales by Aviall, Inc. to PHI will decrease significantly in 1995 and thereafter because of the pending sale.

                       RELATIONSHIP WITH INDEPENDENT
                             PUBLIC ACCOUNTANTS

               PHI's consolidated financial statements for the year ended April 30, 1994 were audited by the firm of KPMG Peat Marwick, which firm will remain as PHI's auditors until replaced by the Board upon the recommendation of the Committee. Representatives of KPMG Peat Marwick are expected to be present at the Meeting, with the opportunity to make any statement they desire at that time, and will be available to respond to appropriate questions.

               As a result of changes in its operating and financial management personnel, during fiscal 1993 PHI undertook an evaluation of its relationships with professional service firms. As a result of that process, the Committee selected Coopers & Lybrand to replace Deloitte & Touche as PHI's principal independent accountants effective December 18, 1992. Subsequently the Board and its Committee selected KPMG Peat Marwick to replace Coopers & Lybrand as its principal independent accountants, effective March 31, 1993. During the interim period preceding March 31,
          1993, there were no disagreements with Coopers & Lybrand or Deloitte & Touche on any matters of accounting principles or practice, financial statement disclosure, or auditing scope or procedure, which, if not resolved to the satisfaction of Coopers & Lybrand or Deloitte & Touche, would have caused either firm to make reference to the subject matter of the disagreement in connection with its report.

                               OTHER MATTERS

          Quorum and Voting of Proxies

               The presence, in person or by proxy, of a majority of the outstanding shares of Voting Common Stock is necessary to constitute a quorum. Stockholders voting, or abstaining from voting, by proxy on any issue will be counted as present for purposes of constituting a quorum. If a quorum is present, the election of directors will be determined by plurality vote and the affirmative vote of the holders of a majority of the outstanding shares of the Voting Common Stock will be required for the approval of the Reincorporation Proposal and Merger Agreement.

               A broker  or  nominee holding shares registered in
          its name, or in the name of its nominee, that are beneficially owned by another person and for which it has not received instructions as to voting from the beneficial owner has the discretion to vote the beneficial owner's shares will respect to the election of directors but not with respect to the Reincorporation Proposal and Merger Agreement.

               Because directors are elected by plurality vote, withholding authority to vote in such election will not affect whether the proposed nominees named herein are elected. However, because the affirmative vote of the holders of a majority of the outstanding shares of the Voting Common Stock is required for the approval of the Reincorporation Proposal and Merger Agreement, an abstention or a "non-vote" with respect thereto will effectively count as a vote against such action.

               PHI does not know of any matters to be presented at the Meeting other than those described herein. However, if any other matters properly come before the Meeting, it is the intention of the persons named in the enclosed proxy to vote the shares represented by them in accordance with their best judgment.

          Stockholder Proposals

               Eligible stockholders who desire to present a proposal qualified for inclusion in the proxy materials relating to the 1995 annual meeting of PHI must forward such proposals to the Secretary of PHI at the address listed on the first page of this Proxy Statement in time to arrive at PHI prior to ____________, 1995.

                               By  Order of the Board of Directors



                                     Robert D. Cummiskey, Jr.
                                            Secretary

          New Orleans, Louisiana
          August ___, 1994

                                                                  Exhibit A

                              ARTICLES OF INCORPORATION
                                          of
                             PETROLEUM HELICOPTERS, INC.


                                      ARTICLE I
                                         Name

               The name of the corporation is Petroleum Helicopters, Inc. (the "Corporation").

                                      ARTICLE II
                                       Purpose

               The Corporation's purpose is to engage in any lawful activity for which corporations may be formed under the Business Corporation Law of Louisiana.

                                     ARTICLE III
                                       Capital

               A. The Corporation is authorized to issue 12,500,000 shares of voting common stock, par value $.10 per share (the "Voting Common Stock"), 12,500,000 shares of non-voting common stock, par value $.10 per share (the "Non-Voting Common Stock"), and 10,000,000 shares of preferred stock, no par value per share (the "Preferred Stock").

               B. Each share of Voting Common Stock shall entitle the holder thereof to one vote with respect to such share of Voting Common Stock on each matter properly submitted to the Corporation's shareholders for their vote, consent, waiver, release or other action. Unless otherwise required by law, holders of the Non-Voting Common Stock shall not be entitled to any voting rights. Except with respect to voting rights, each share of Voting Common Stock and Non-Voting Common Stock shall be identical in all other respects.

               C. Shares of Preferred Stock may be issued from time to time in one or more series. Authority is hereby vested in the Corporation's board of directors (the "Board"), subject to
          Article IV, to amend these articles of incorporation from time to time to fix the preferences, limitations and relative rights as among the shares of Preferred Stock, Voting Common Stock and Non-Voting Common Stock, and to establish and fix variations in the preferences, limitations and relative rights as between different series of Preferred Stock.

                                      ARTICLE IV
                                Voting of Shareholders

               A. The affirmative vote of the holders of a majority of the total voting power of the Corporation shall decide any matter properly brought before a shareholders' meeting duly organized for the transaction of business unless by express provision of law or these Articles of Incorporation a different vote is required, in which case such express provision shall govern. Directors shall be elected by plurality vote.
               B. (1) For purposes of this paragraph B, the following terms shall have the meanings specified below:

                         "Beneficial   Ownership,"  "Beneficially
                    Owned," or "Beneficially Own" refers to beneficial ownership as defined in Rule 13d-3 (without regard to the 60-day provision in paragraph (d)(1)(i) thereof) promulgated by the Securities and Exchange Commission as such rule may be amended from time to time.

                         "FAA"   means   the   Federal   Aviation
                    Administration.

                         "Non-Citizen  Owned  Shares"  means  any
                    issued and outstanding Voting Securities that are owned of record, Beneficially Owned, or otherwise controlled by any Person or Persons who are not United States Citizens.

                         "Permitted Percentage" means one percent
                    less than the percentage of the voting interest in the Corporation that may be owned or controlled by Persons who are not United States Citizens without loss, under Section 1301(16) of Title 49 of the United States Code or any successor or other applicable law or regulation, of the United States Citizen status of the Corporation or any Subsidiary.

                         "Person"     means    any    individual,
                    corporation,  partnership,   trust  or  other
                    entity of any nature whatsoever.

                         "Subsidiary"  means  any corporation  of
                    which a majority of any class of equity security is owned, directly or indirectly, by the Corporation.

                         "United States Citizen" means any Person
                    who is a Citizen of the United States as defined in Section 1301(16) of Title 49 of the United States Code, as in effect on the date in question, or any successor statute or regulation.

                         "Voting  Securities"  means  the  Voting
                    Common Stock, any other voting stock of the Corporation, and any bonds, debentures or similar obligations granted voting rights by the Corporation.

                    (2) The Corporation holds an operating certificate issued by the FAA pursuant to the regulations promulgated under the Federal Aviation Act of 1958, as amended, and the Board and shareholders deem the retention of the Corporation's rights under such certificate to be of material importance to the Corporation. As long as the Corporation holds, or the Board deems it desirable for the Corporation to hold, its current operating certificate or any other certificate issued by the FAA pursuant to the Federal Aviation Act of 1958, as amended, and the regulations promulgated thereunder or any successor statute or regulation, it shall be the Corporation's policy that the number of Non-Citizen Owned Shares shall not exceed the Permitted Percentage.

                    (3) If at any time the voting interest of Non-Citizen Owned Shares exceeds the Permitted Percentage, then (i) the voting power otherwise attributable to each Non-Citizen Owned Share shall be immediately and automatically reduced on a pro rata basis (based on the proportion of the voting power otherwise attributable to such Non-Citizen Owned Share to the total voting power attributable to all Non-Citizen Owned Shares) without any further action by the Corporation so that the maximum number of votes that may be cast by the holders of all Non-Citizen Owned Shares shall equal the Permitted Percentage and (ii) the total voting power of any affected class or series of Voting Securities shall also be immediately and automatically reduced without any further action by the Corporation by the total number of votes by which the voting power of Non-Citizen Owned Shares of such class or series was reduced pursuant to clause (i) of this subparagraph
               (3).

                    (4) In determining the citizenship of any Person who Beneficially Owns Voting Securities, the Corporation may rely on the Corporation's stock transfer records and the citizenship provided by any Person shown as the Record Owner and any Person who the Corporation has reasonable cause to believe Beneficially Owns such voting securities. The Board may establish procedures to monitor the Beneficially Ownership and control of Voting Securities, to make any reasonable determination regarding the Beneficial Ownership and control of Voting Securities, and to take any actions deemed necessary or desirable to ensure that the voting interest of Non-Citizen Owned Shares does not exceed the Permitted Percentage. The Board may, but unless expressly provided otherwise is not required to, rely on any statutes, regulations, policies, procedures, rulings, or determinations of the FAA, or any successor governmental authority, in deciding the extent to which Voting Securities are Beneficially Owned or controlled by United States Citizens.

                    (5)  The Corporation  may  by  notice  in  writing
               (which may be included in a proxy or ballot distributed to the Corporation's shareholders) require any Person that is a holder of record of Voting Securities or that the Corporation has reasonable cause to believe Beneficially Owns or controls Voting Securities to certify in such manner as the Corporation shall deem appropriate (including execution of a proxy or ballot) that, to the knowledge of such Person:

                         (a)  all  Voting  Securities  owned   of
                    record, Beneficially Owned, or controlled by such Person are owned and controlled only by United States Citizens; or

                         (b)  the  number  and class or series of
                    Non-Citizen Owned Shares owned of record, Beneficially Owned, or controlled by such Person are as set forth in such certificate.

               The Corporation may require any Person certifying as to the ownership or control of Voting Securities in response to clause (a) of this subparagraph (5) to provide such further information as the Corporation may reasonably request in order to implement the provisions of this paragraph B. If any Person fails to provide such certificate or other information, the Corporation may presume that all such Voting Securities are Non-Citizen Owned Shares.

               C. Special meetings of the shareholders may be called at any time by the Board or the officers of the Corporation as provided in the Corporation's by-laws or upon the written request of any shareholder or group of shareholders holding in the aggregate at least 40% of the total voting power of the Corporation. Upon receipt of such a shareholder request, the Secretary shall call a special meeting of shareholders to be held at the registered office of the Corporation at such time as the Secretary may fix, not less than 15 nor more than 60 days after the receipt of such request, and if the Secretary shall neglect or refuse to fix such time or to give notice of the meeting, the shareholder or shareholders making the request may do so. Such request must state the specific purpose or purposes of the proposed special meeting and the business to be conducted thereat shall be limited to such purpose or purposes.

                                      ARTICLE V
                                      Directors

               A. The Board shall consist of such number of persons as shall be designated in the Corporation's by-laws. No decrease in the number of directors shall shorten the term of any incumbent director.

               B. Any director absent from a meeting of the Board or any committee thereof may be represented by any other director, who may cast the vote of the absent director according to the written instructions, general or special, of the absent director.

                                      ARTICLE VI
                     Limitation of Liability and Indemnification

               A. To the fullest extent permitted by the Business Corporation Law of Louisiana, no director or officer of the Corporation shall be liable to the Corporation or to its shareholders for monetary damages for breach of his fiduciary duty as a director or officer.

               B.   The Board may (1) cause the Corporation  to  enter into
          contracts with directors and officers providing for the limitation of liability set forth in this Article VI and for indemnification of directors and officers to the fullest extent permitted by law, (2) adopt by-laws or resolutions providing for indemnification of directors, officers and other persons to the fullest extent permitted by law and (3) cause the Corporation to exercise the powers set forth in La.R.S. 12:83F, notwithstanding that some or all of the members of the Board acting with respect to the foregoing may be parties to such contracts or beneficiaries of such by-laws or resolutions.

               C. No amendment or repeal of any by-law or resolution relating to indemnification shall adversely affect any person's entitlement to indemnification whose claim thereto results from conduct occurring prior to the date of such amendment or repeal.

               D. Any amendment or repeal of this Article VI shall not adversely affect any elimination or limitation of liability of a director or officer of the Corporation under this Article VI with respect to any action or inaction occurring prior to the time of such amendment or repeal.

                                     ARTICLE VII
                                      Reversion

               Cash, property or share dividends, shares issuable to share-holders in connection with a reclassification of stock, and the redemption price of redeemed shares, which are not claimed by the shareholders entitled thereto within one year after the dividend or redemption price became payable or the shares became issuable, despite reasonable efforts by the Corporation to pay the dividend or redemption price or deliver the certificates for the shares to such shareholders within such time, shall, at the expiration of such time, revert in full ownership to the Corporation, and the Corporation's obligation to pay such dividend or redemption price or issue such shares, as the case may be, shall thereupon cease; provided that the Board may, at any time, for any reason satisfactory to it, but need not, authorize (A) payment of the amount of any cash or property dividend or redemption price or
          (B) issuance of any shares, ownership of which has reverted to the Corporation pursuant to this Article VII, to the persons or entity who or which would be entitled thereto had such reversion not occurred.

                                     ARTICLE VIII
                                     Incorporator

               The name and post office address of the incorporator is:

                                   Robert D. Cummiskey, Jr.
                                   Petroleum Helicopters, Inc.
                                   5728 Jefferson Highway
                                   New Orleans, Louisiana  70123

                                                Revised Preliminary Copies

                         PETROLEUM HELICOPTERS, INC.
             Proxy Solicited on Behalf of the Board of Directors
         for the Annual Meeting of Stockholders on September 28, 1994

         The  undersigned  hereby appoints Carroll W. Suggs and Leonard
         M. Horner, or either of them, proxies for the undersigned, with full power of substitution, to vote all shares of Voting Common Stock of Petroleum Helicopters, Inc. ("PHI") that the undersigned is entitled to vote at the annual meeting of stockholders to be held September 28, 1994, and any adjournments thereof.

         1.  Election of Directors, Nominees:

             Carroll W. Suggs, Leonard M. Horner, Robert E. Perdue, Robert G. Lambert.

         2. Proposal to change PHI's state of incorporation from the State of Delaware to the State of Louisiana (the
             "Reincorporation Proposal") by adopting an Agreement of Merger dated August ___, 1994 (the "Merger Agreement").

         Please specify your choices by marking the appropriate boxes on the reverse side. IF NO SPECIFIC DIRECTIONS ARE GIVEN, THIS PROXY WILL BE VOTED FOR PROPOSALS 1 AND 2. YOUR SHARES CANNOT BE VOTED UNLESS YOU SIGN, DATE AND RETURN THIS PROXY.


x     Please mark your
      votes as in this
      example.

          To withhold authority to vote for any individual nominee(s) mark the FOR box in proposal 1 and write that nominees's name(s) on the space provided below the boxes.


                      The Board of Directors recommends a vote for Proposals 1 and 2.


                    FOR    WITHHELD                              FOR   WITHHELD
1.  Election of                          2.  Reincorporation
    Directors.                               Proposal and the
    (see reverse)                            Merger Agreement



FOR, except vote                         3.  In their discretion, to transact
WITHHELD from the following                  such other business as may
 nominee(s):                                 properly come before the meeting
                                             and any adjoumments thereof.
____________________________


                                             Check this box to note
                                             change of address.


                                  NOTE:      Please sign exactly as name
                                             appears hereon.  When signing
                                             as attorney, executor,
                                             administrator, trustee, or
                                             guardian, pelase give full
                                             title as such.  If a
                                             corporation, please sign in
                                             full corporate name by
                                             president or other authorized
                                             officer.  If a partnership,
                                             please sign in partnership
                                             name by authorized persons.

                                  The signer hereby revokes all authorizations heretofore given by the signer to vote at the meeting or any adjoumments thereof.

                                  ____________________________________________

                                  ____________________________________________
                                  SIGNATURE(S)               DATE